Exhibit 99.1
Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200
For Immediate Release
Executive Contact:
Robert C. Atkinson
Vice President-Investor Relations
Chico’s FAS, Inc.
(239) 274-4199
Chico’s FAS, Inc. Reports Third Quarter Earnings Per Share of $0.16 vs. $0.13
•	Net sales increased 8.1% to $483 million with comparable store sales increasing 3.1% and direct-to-consumer sales increasing 41%
     Fort Myers, FL - November 17, 2010 - Chico’s FAS, Inc. (NYSE: CHS) today announced its financial results for the fiscal 2010 third quarter and nine months ended October 30, 2010.
Net Income and Earnings per Share
     The Company reported net income of $28.8 million, or $0.16 per diluted share, for the third quarter compared to net income of $22.7 million, or $0.13 per diluted share, for last year’s third quarter.
     For the nine months ended October 30, 2010, the Company reported net income of $94.7 million, or $0.53 per diluted share, compared to net income of $52.1 million, or $0.29 per diluted share, reported for the same period last year. Excluding impairment charges recorded in both years, the Company’s net income would have been $95.2 million, or $0.53 per diluted share, for the first nine months in 2010 compared to net income of $60.3 million, or $0.34 per diluted share, for the same period last year.
Sales
     Net sales for the current quarter increased 8.1% to $483.0 million from $446.9 million in last year’s third quarter. Consolidated comparable store sales increased 3.1% for the current quarter compared to a 12.8% increase for the same period last year. The Chico’s/Soma Intimates brands’ comparable store sales increased 1.5% compared to a 12.2% increase for the same period last year, and the White House | Black Market (“WH|BM”) brand’s comparable store sales increased 7.1% compared to a 14.4% increase for the same period last year. Direct-to-consumer sales, not included in comparable store sales, increased approximately 41%, to $34.4 million for the 2010 third quarter over last year’s third quarter.
Gross Margin
     Gross margin for the quarter increased $17.8 million, or approximately 7%, over last year’s third quarter. However, expressed as a percentage of net sales, gross margin decreased 60 basis points to 57.0% from 57.6% in last year’s third quarter. The gross margin rate decrease was primarily attributable to higher markdowns at Chico’s frontline stores due to softer sales experienced earlier in the quarter. However, the decrease in the gross margin rate was partially offset by improved margins at outlet stores mainly due to increased penetration of made-for-outlet product.
Selling, General and Administrative Expenses
     Selling, general and administrative expenses (“SG&A”) for the third quarter increased $9.9 million, or 4.5%, over last year’s third quarter primarily due to higher store and direct operating costs associated with 64 net new stores opened since the end of last year’s third quarter accompanied by a $7.0 million planned increase in marketing expenses. As a percentage of net sales, however, SG&A for the quarter decreased 170 basis points compared to last year’s third quarter.
     Store and direct operating expenses increased by $4.6 million over last year’s third quarter primarily due to increased occupancy expense and store labor costs associated with 64 net new stores over last year, accompanied by increased in-store promotions and higher credit card fees due to higher sales volume compared to last year. However, expressed as a percentage of net sales, store and direct operating expenses decreased 190 basis points due to the leverage associated with improved comparable store sales.
     Marketing expenses increased $7.0 million over last year’s third quarter primarily due to increased television ads, particularly for the Soma brand, as well as increased online and print media campaigns across all three brands. As a percentage of net sales, marketing expenses increased 100 basis points compared to last year’s third quarter.
     National Store Support Center (“NSSC”) expenses, including corporate and other non-brand specific expenses, decreased by $1.6 million from last year’s third quarter mainly due to lower performance-based compensation accruals and good expense control. As a percentage of net sales, NSSC expenses decreased by 80 basis points assisted by the leverage associated with improved comparable store sales.
Inventories
     End of quarter inventory increased $19.1 million, up 6% per selling square foot, compared to last year’s end of third quarter. Excluding inventory purchased for new stores that will open in the fourth quarter, inventories are up 4.5% per square foot at cost. End of quarter inventory for the WH|BM brand increased approximately 10.5% per selling square foot versus down 21.7% per square foot last year, while Chico’s brand inventory decreased approximately 1.2% quarter over quarter.
Cash Flow
     Net cash provided by operating activities for the first nine months of 2010 decreased by $23.4 million over the same period last year primarily due to the increase in inventory investment accompanied by differences in the timing of accounts payable and accrued liabilities. These uses of cash were partially offset by higher net income. For the first nine months of fiscal 2010, the Company’s capital expenditures totaled $58.5 million compared to $51.0 million for the same period last year.
Share Repurchase Program
     In August 2010, the Board of Directors authorized the repurchase of up to $200 million of the Company’s outstanding common stock, through January 2013. During the third quarter, the Company repurchased 2.1 million shares for $18.7 million. The Company, however, has no obligation to repurchase shares under this authorization, and the timing, actual number and value of any additional shares to be purchased will depend on the performance of Chico’s stock price, market conditions and other considerations.
Quarterly Dividend
     The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.04 per share on its common stock. The dividend will be payable on December 21, 2010 to Chico’s FAS shareholders of record at the close of business on December 7, 2010. While it is the Company’s intention to continue to pay a quarterly cash dividend in the future, any decision to pay future cash dividends will be made by the Board of Directors and will depend on future earnings, financial condition and other factors.
ABOUT CHICO’S FAS, INC.
The Company is a women’s specialty retailer of private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing gift items. The Company operates 1,153 specialty stores, including stores in 48 states, the District of Columbia, the U.S. Virgin Islands and Puerto Rico.
The Chico’s brand currently operates 598 boutique and 63 outlet stores, publishes a catalog during key shopping periods throughout the year, and conducts e-commerce at www.chicos.com.
White House | Black Market currently operates 344 boutique and 21 outlet stores, publishes a catalog highlighting its latest fashions and conducts e-commerce at www.whbm.com.
Soma Intimates is the Company’s developing concept with 119 boutique stores and 8 outlet stores today. Soma Intimates also publishes a catalog for its customers and conducts e-commerce at www.soma.com.
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.
For more detailed information on Chico’s FAS, Inc., please go to our corporate website, www.chicosfas.com.
(Financial Tables Follow)

Chico’s FAS, Inc.
Consolidated Statements of Income
(Unaudited)
(in thousands, except per share amounts)

	Thirty-Nine Weeks Ended				Thirteen Weeks Ended
	October 30, 2010		October 31, 2009		October 30, 2010		October 31, 2009
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net Sales:
Chico’s/Soma Intimates	$993,989	69.5	$902,050	70.6	$337,629	69.9	$319,526	71.5
White House | Black Market	435,992	30.5	375,370	29.4	145,393	30.1	127,337	28.5

Net sales	1,429,981	100.0	1,277,420	100.0	483,022	100.0	446,863	100.0

Cost of goods sold	614,128	42.9	555,713	43.5	207,955	43.0	189,585	42.4

Gross margin	815,853	57.1	721,707	56.5	275,067	57.0	257,278	57.6

Selling, general and administrative expenses:
Store and direct operating expenses	502,404	35.1	482,481	37.8	169,726	35.1	165,106	37.0
Marketing	79,019	5.5	58,976	4.6	31,928	6.6	24,974	5.6
National Store Support Center	87,035	6.1	85,123	6.7	29,252	6.1	30,887	6.9
Impairment charges	822	0.1	13,026	1.0	—	—	—	—

Total selling, general and administrative expenses	669,280	46.8	639,606	50.1	230,906	47.8	220,967	49.5

Income from operations	146,573	10.3	82,101	6.4	44,161	9.2	36,311	8.1
Interest income, net	1,327	0.0	1,337	0.1	483	0.1	334	0.1

Income before income taxes	147,900	10.3	83,438	6.5	44,644	9.3	36,645	8.2
Income tax provision	53,200	3.7	31,300	2.4	15,800	3.3	13,900	3.1

Net income	$94,700	6.6	$52,138	4.1	$28,844	6.0	$22,745	5.1

Per share data:
Net income per common share-basic	$0.53		$0.29		$0.16		$0.13

Net income per common & common equivalent share—diluted	$0.53		$0.29		$0.16		$0.13

Weighted average common shares outstanding—basic	177,028		177,348		176,215		177,662

Weighted average common & common equivalent shares outstanding—diluted	178,320		178,516		177,262		179,251

Dividends declared per share	$0.12		—		—		—

Chico’s FAS, Inc.
Consolidated Balance Sheets
(in thousands)

	October 30,	January 30,	October 31,
	2010	2010	2009
	(Unaudited)		(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$21,930	$37,043	$60,985
Marketable securities, at fair value	483,622	386,500	362,322
Receivables	4,901	3,922	5,845
Income tax receivable	12,814	312	728
Inventories	179,110	138,516	160,030
Prepaid expenses	23,442	24,023	24,152
Deferred taxes	14,347	9,664	7,524

Total Current Assets	740,166	599,980	621,586

Property and Equipment:
Land and land improvements	42,351	21,978	20,311
Building and building improvements	87,246	82,169	84,062
Equipment, furniture and fixtures	420,420	388,392	395,225
Leasehold improvements	425,237	412,834	416,003

Total Property and Equipment	975,254	905,373	915,601
Less accumulated depreciation and amortization	(447,354)	(383,844)	(386,999)

Property and Equipment, Net	527,900	521,529	528,602

Other Assets:
Goodwill	96,774	96,774	96,774
Other intangible assets	38,930	38,930	38,930
Deferred taxes	1,027	36,321	39,398
Other assets, net	5,112	25,269	27,323

Total Other Assets	141,843	197,294	202,425

	$1,409,909	$1,318,803	$1,352,613

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$100,650	$79,219	$97,238
Accrued liabilities	108,377	95,862	123,069
Current portion of deferred liabilities	19,905	19,625	19,517

Total Current Liabilities	228,932	194,706	239,824

Noncurrent Liabilities:
Deferred liabilities	132,665	142,179	150,538

Stockholders’ Equity:
Common stock	1,776	1,781	1,779
Additional paid-in capital	279,227	268,109	266,112
Retained earnings	766,619	711,624	694,116
Other accumulated comprehensive income	690	404	244

Total Stockholders’ Equity	1,048,312	981,918	962,251

	$1,409,909	$1,318,803	$1,352,613

Chico’s FAS, Inc.
Consolidated Cash Flow Statements
(Unaudited)
(in thousands)

	Thirty-Nine Weeks Ended
	October 30,	October 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$94,700	$52,138

Adjustments to reconcile net income to net cash provided by operating activities —
Depreciation and amortization	70,218	72,407
Deferred tax expense	29,828	9,394
Stock-based compensation expense	8,874	6,543
Excess tax benefit from stock-based compensation	(1,223)	(1,473)
Impairment charges	822	13,026
Deferred rent expense, net	(6,245)	(7,721)
Loss on disposal of property and equipment	1,090	1,361
(Increase) decrease in assets —
Receivables, net	(978)	2,314
Income tax receivable	(12,503)	10,978
Inventories	(40,593)	(27,617)
Prepaid expenses and other	737	(2,671)
Increase in liabilities —
Accounts payable	21,431	40,696
Accrued and other deferred liabilities	10,749	30,884

Total adjustments	82,207	148,121

Net cash provided by operating activities	176,907	200,259

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(96,836)	(120,061)
Purchases of property and equipment	(58,501)	(51,016)

Net cash used in investing activities	(155,337)	(171,077)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	2,137	3,960
Excess tax benefit from stock-based compensation	1,223	1,473
Dividends paid	(21,389)	—
Repurchase of common stock	(18,654)	(179)

Net cash (used in) provided by financing activities	(36,683)	5,254

Net (decrease) increase in cash and cash equivalents	(15,113)	34,436
CASH AND CASH EQUIVALENTS, Beginning of period	37,043	26,549

CASH AND CASH EQUIVALENTS, End of period	$21,930	$60,985

SEC Regulation G — The Company reports its consolidated financial results in accordance with generally accepted accounting principles (GAAP). However, to supplement these consolidated financial results, management believes that certain non-GAAP operating results, which exclude impairment and certain other non-recurring charges, may provide a more meaningful measure on which to compare the Company’s results of operations between periods. The Company believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that impact the comparability of the results. A reconciliation of net income and earnings per diluted share on a GAAP basis to net income and earnings per diluted share on a non-GAAP basis is presented in the table below:
Chico’s FAS, Inc.
Non-GAAP to GAAP Reconciliation of Net Income and Diluted EPS
(in thousands, except per share amounts)

	Thirty-Nine Weeks Ended		Thirteen Weeks Ended
	October 30, 2010	October 31, 2009	October 30, 2010	October 31, 2009
Net income:

GAAP basis	$94,700	$52,138	$28,844	$22,745
Add: Impact of impairment charges	822	13,026	—	—
Less: Tax effect on impairment charges	(296)	(4,886)	—	—

Non-GAAP adjusted basis	$95,226	$60,278	$28,844	$22,745

Net income per diluted share:

GAAP basis	$0.53	$0.29	$0.16	$0.13
Add: Impact of impairment charges, net of tax	0.00	0.05	—	—

Non-GAAP adjusted basis	$0.53	$0.34	$0.16	$0.13

Chico’s FAS, Inc.
Boutique Count and Square Footage
As of October 30, 2010

	As of	New		As of
	7/31/2010	Stores	Closures	10/30/2010
Store count:

Chico’s frontline boutiques	598	—	—	598
Chico’s outlets	53	7	—	60
WH|BM frontline boutiques	337	7	—	344
WH|BM outlets	18	2	—	20
Soma frontline boutiques	105	9	—	114
Soma outlets	7	1	—	8

Total Chico’s FAS, Inc.	1,118	26	—	1,144

				Remodels/
				Relos and
	As of	New		change in	As of
	7/31/2010	Stores	Closures	SSF	10/30/2010
Net selling square footage (SSF):

Chico’s frontline boutiques	1,606,698	—	—	2,209	1,608,907
Chico’s outlets	142,375	16,229	—	—	158,604
WH|BM frontline boutiques	696,018	16,524	—	(461)	712,081
WH|BM outlets	34,691	3,763	—	—	38,454
Soma frontline boutiques	204,747	28,223	—	(130)	232,840
Soma outlets	12,846	1,971	—	—	14,817

Total Chico’s FAS, Inc.	2,697,375	66,710	—	1,618	2,765,703